Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of  Lambent Solutions Corp. on Form S-1/A of our report dated March 11, 2011 for the initial period ended February 28, 2011.  We also consent to the reference to us under the heading “Experts” in this registration statement.

MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

May 16, 2011